Exhibit 20

SERVICER’S CERTIFICATE

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2003-2 Owner Trust

11/1/2004 through 11/30/2004

I. ORIGINAL DEAL PARAMETER INPUTS
(A) Total Portfolio Balance	$1,585,414,912.47
(B) Total Securities Balance	$1,585,414,912.47
(C) Class A-1 Notes
(i) Class A-1 Notes Balance	$383,000,000.00
(ii) Class A-1 Notes Percentage (C(i)/B)	24.16%
(iii) Class A-1 Notes Rate	1.23313%
(iv) Class A-1 Notes Accrual Basis	Actual/360
(D) Class A-2 Notes
(i) Class A-2 Notes Balance	$430,000,000.00
(ii) Class A-2 Notes Percentage (D(i)/B)	27.12%
(iii) Class A-2 Notes Rate	1.340%
(iv) Class A-2 Notes Accrual Basis	30/360
(E) Class A-3 Notes
(i) Class A-3 Notes Balance	$428,000,000.00
(ii) Class A-3 Notes Percentage (E(i)/B)	27.00%
(iii) Class A-3 Notes Rate	1.690%
(iv) Class A-3 Notes Accrual Basis	30/360
(F) Class A-4 Notes
(i) Class A-4 Notes Balance	$308,740,000.00
(ii) Class A-4 Notes Percentage (F(i)/B)	19.47%
(iii) Class A-4 Notes Rate	2.160%
(iv) Class A-4 Notes Accrual Basis	30/360
(G) Certificates
(i) Certificates Balance	$35,674,912.47
(ii) Certificates Percentage (G(i)/B)	2.25%
(iii) Certificates Rate	2.160%
(iv) Certificates Accrual Basis	30/360
(H) Servicing Fee Rate	1.00%
(I) Portfolio Summary
(i) Weighted Average Coupon (WAC)	5.16%
(ii) Weighted Average Original Maturity (WAOM)	58.18 months
(iii) Weighted Average Remaining Maturity (WAM)	51.29 months
(iv) Number of Receivables	98,208
(J) Reserve Fund
(i) Reserve Account Initial Deposit Percentage	0.50%
(ii) Reserve Account Initial Deposit	$7,927,074.56
(iii) Specified Reserve Account Percentage	0.75%
(iv) Specified Reserve Account Balance	$11,890,611.84
(K) Yield Supplement Account Deposit	$6,519.48

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS
(A) Total Portfolio Balance	$788,459,103.26
(B) Total Securities Balance	$788,459,103.26
(C) Cumulative Note and Certificate Pool Factor	0.4973204
(D) Class A-1 Notes
(i) Class A-1 Notes Balance	$0.00
(ii) Class A-1 Notes Pool Factor	0.0000000
(iii) Class A-1 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-1 Notes Principal Carryover Shortfall	$0.00
(E) Class A-2 Notes
(i) Class A-2 Notes Balance	$27,253,933.38
(ii) Class A-2 Notes Pool Factor	0.0633812
(iii) Class A-2 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-2 Notes Principal Carryover Shortfall	$0.00
(F) Class A-3 Notes
(i) Class A-3 Notes Balance	$428,000,000.00
(ii) Class A-3 Notes Pool Factor	1.0000000
(iii) Class A-3 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-3 Notes Principal Carryover Shortfall	$0.00
(G) Class A-4 Notes
(i) Class A-4 Notes Balance	$308,740,000.00
(ii) Class A-4 Notes Pool Factor	1.0000000
(iii) Class A-4 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-4 Notes Principal Carryover Shortfall	$0.00
(H) Certificates
(i) Certificates Balance	$24,465,169.88
(ii) Certificates Pool Factor	0.6857808
(iii) Certificates Interest Carryover Shortfall	$0.00
(iv) Certificates Principal Carryover Shortfall	$0.00
(I) Servicing Fee
(i) Servicing Fee Shortfall	$0.00
(J) End of Prior Month Account Balances
(i) Reserve Account	$11,890,611.84
(ii) Yield Supplement Account	$2,026.75
(iii) Payahead Account	$0.00
(iv) Advances Outstanding	$594,473.36
(K) Portfolio Summary as of End of Prior Month
(i) Weighted Average Coupon (WAC)	5.05%
(ii) Weighted Average Remaining Maturity (WAM)	34.15 months
(iii) Number of Receivables	72,863
(L) Note and Certificate Principal Distribution Percentages
(i) Note Percentage	97.03%
(ii) Certificate Percentage	2.97%

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2003-2 Owner Trust

11/1/2004 through 11/30/2004

III. MONTHLY INPUTS FROM THE MAINFRAME
(A) Precomputed Contracts Principal
(i) Scheduled Principal Collections					$0.00
(ii) Prepayments in Full					$0.00
(iii) Prepayments in Full due to Repurchases					$0.00
(B) Precomputed Contracts Collections					$0.00
(C) Precomputed Receivables Interest (B-A((i)+(ii)+(iii)))					$0.00
(D) Simple Interest Receivables Principal
(i) Principal Collections					$23,851,880.83
(ii) Prepayments in Full					$12,876,874.12
(iii) Repurchased Receivables Related to Principal					$0.00
(E) Simple Interest Receivables Interest
(i) Simple Interest Collections					$3,381,029.30
(F) Payment Advance for Precomputes
(i) Reimbursement of Previous Advances					$0.00
(ii) Current Advance Amount					$0.00
(G) Interest Advance for simple Interest - Net					$(47,297.63)
(H) Payahead Account
(i) Payments Applied					$0.00
(ii) Additional Payaheads					$0.00
(I) Portfolio Summary as of End of Month
(i) Weighted Average Coupon (WAC)					5.04%
(ii) Weighted Average Remaining Maturity (WAM)					33.22 months
(iii) Remaining Number of Receivables					71,393

	# Units		Dollar Amount
(J) Delinquent Receivables
(i) 31-60 Days Delinquent	2,229	3.12%	$23,351,494.10	3.11%
(ii) 61-90 Days Delinquent	441	0.62%	$4,630,714.07	0.62%
(ii) 91 Days or More Delinquent	68	0.10%	$794,070.12	0.11%
(K) Vehicles Repossessed During Collection Period	38	0.05%	$446,407.00	0.06%
(L) Total Repossessed Vehicles in Inventory	65	0.09%	$796,120.52	0.11%

IV. INPUTS DERIVED FROM OTHER SOURCES
(A) Collection Account Investment Income					$0.00
(B) Reserve Account Investment Income					$17,137.40
(C) Yield Supplement Account Investment Income					$3.09
(D) Trust Fees Expense					$0.00
(E) Aggregate Net Losses for Collection Period					413,141.45
(F) Liquidated Receivables Information
(i) Gross Principal Balance on Liquidated Receivables					802,814.15
(ii) Liquidation Proceeds					247,930.53
(ii) Recoveries from Prior Month Charge Offs					141,742.17
(G) Days in Accrual Period					29
(H) Deal age					19

MONTHLY COLLECTIONS

V. INTEREST COLLECTIONS
(A) Total Interest Collections (III(C)+E(i)-F(i)+F(ii)+G)					$3,333,731.67

VI. PRINCIPAL COLLECTIONS
(A) Principal Payments Received (III(A((i)+(ii))+(D(i)+(ii)))					$36,728,754.95
(B) Liquidation Proceeds (IV(F(i)))					247,930.53
(C) Repurchased Loan Proceeds Related to Principal (III(A(iii)+D(iii)))					0.00
(D) Recoveries from Prior Month Charge Offs (IV(F(ii)))					141,742.17

(E) Total Principal Collections (A+B+C+D)					$37,118,427.65

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS (V(A)+VI(E))					$40,452,159.32

VIII. YIELD SUPPLEMENT DEPOSIT					$114.69

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)					$40,452,274.01

MONTHLY DISTRIBUTIONS

X. FEE DISTRIBUTIONS
(A) Servicing Fee
(i) Servicing Fee Due (I(H)/12)(II(B))+(II(H)(i))					$657,049.25
(ii) Servicing Fee Paid					657,049.25

(iii) Servicing Fee Shortfall					$0.00
(B) Reserve Account Investment Income (IV(B))					$17,137.40
(C) Yield Supplement Account Investment Income (IV(C))					$3.09
(D) Trust Fees Expense (IV(D))					$0.00

XI. DISTRIBUTIONS TO NOTEHOLDERS
(A) Interest
(i) Class A-1 Notes
(a) Class A-1 Notes Interest Due					$0.00
(b) Class A-1 Notes Interest Paid					0.00

(c) Class A-1 Notes Interest Shortfall					$0.00
(ii) Class A-2 Notes
(a) Class A-2 Notes Interest Due					$30,433.56
(b) Class A-2 Notes Interest Paid					30,433.56

(c) Class A-2 Notes Interest Shortfall					$0.00
(iii) Class A-3 Notes
(a) Class A-3 Notes Interest Due					$602,766.67
(b) Class A-3 Notes Interest Paid					602,766.67

(c) Class A-3 Notes Interest Shortfall					$0.00

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2003-2 Owner Trust

11/1/2004 through 11/30/2004

(iv) Class A-4 Notes
(a) Class A-4 Notes Interest Due		$555,732.00
(b) Class A-4 Notes Interest Paid		555,732.00

(c) Class A-4 Notes Interest Shortfall		$0.00
(v) Total Note Interest
(a) Total Note Interest Due		$1,188,932.23
(b) Total Note Interest Paid		1,188,932.23

(c) Total Note Interest Shortfall		$0.00
(d) Reserve Account Withdrawal for Note Interest		$0.00
Amount available for distributions after Fees & Interest (IX-(X(A)(ii)-(D))-XI(A)(v)(b))		$38,606,292.53
(B) Principal
(i) Noteholders’ Principal Distribution Amounts		$36,416,881.50
(ii) Class A-1 Notes Principal
(a) Class A-1 Notes Principal Due		$0.00
(b) Class A-1 Notes Principal Paid		0.00

(c) Class A-1 Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00
(iii) Class A-2 Notes Principal
(a) Class A-2 Notes Principal Due		$27,253,933.38
(b) Class A-2 Notes Principal Paid		27,253,933.38

(c) Class A-2 Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00
(iv) Class A-3 Notes Principal
(a) Class A-3 Notes Principal Due		$9,162,948.12
(b) Class A-3 Notes Principal Paid		9,162,948.12

(c) Class A-3 Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00
(v) Class A-4 Notes Principal
(a) Class A-4 Notes Principal Due		$0.00
(b) Class A-4 Notes Principal Paid		0.00

(c) Class A-4 Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00
(vi) Total Notes Principal
(a) Total Notes Principal Due		36,416,881.50
(b) Total Notes Principal Paid		36,416,881.50

(c) Total Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00

XII. RESERVE FUND DEPOSIT
Amount available for deposit into reserve account		$2,189,411.03
Amount deposited into reserve account		0.00
Excess Amount Released from Reserve Account		0.00

Excess funds available to Certificateholders		2,189,411.03

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS
(A) Interest
(i) Certificate Monthly Interest Due		$44,037.31
(ii) Certificate Interest Shortfall Beginning Balance		$0.00

(iii) Total Certificate Interest Due		$44,037.31
(iv) Certificate Interest Paid		44,037.31

(v) Certificate Interest Shortfall Ending Balance		$0.00
(B) Principal
(i) Certificate Monthly Principal Due		$1,114,687.60
(ii) Certificate Principal Shortfall Beginning Balance		$0.00

(iii) Total Certificate Principal Due		$1,114,687.60
(iv) Certificate Principal Paid		1,114,687.60

(v) Certificate Principal Shortfall Ending Balance		$0.00
(C) Release to Seller		$1,030,686.12

DISTRIBUTIONS SUMMARY

(A) Total Collections		$40,452,274.01
(B) Service Fee		$657,049.25
(C) Trustee Fees		0.00
(D) Class A1 Amount		$0.00
(E) Class A2 Amount		$27,284,366.94
(F) Class A3 Amount		$9,765,714.79
(G) Class A4 Amount		$555,732.00
(H) Amount Deposited into Reserve Account		$0.00
(I) Certificateholders		$1,158,724.91
(J) Release to seller		$1,030,686.12
(K) Total amount distributed		$40,452,274.01
(L) Amount of Draw from Reserve Account		0.00
(M) Excess Amount Released from Reserve Account		0.00

PORTFOLIO AND SECURITY SUMMARY

	Beginning of Period	End of Period
XIV. POOL BALANCES AND PORTFOLIO INFORMATION
(A) Balances and Principal Factors
(i) Aggregate Balance of Notes	$763,993,933.38	$727,577,051.88
(ii) Note Pool Factor	0.4929820	0.4694833
(iii) Class A-1 Notes Balance	0.00	0.00
(iv) Class A-1 Notes Pool Factor	0.0000000	0.0000000
(v) Class A-2 Notes Balance	27,253,933.38	0.00
(vi) Class A-2 Notes Pool Factor	0.0633812	0.0000000
(vii) Class A-3 Notes Balance	428,000,000.00	418,837,051.88
(viii) Class A-3 Notes Pool Factor	1.0000000	0.9785912
(ix) Class A-4 Notes Balance	308,740,000.00	308,740,000.00
(x) Class A-4 Notes Pool Factor	1.0000000	1.0000000

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2003-2 Owner Trust

11/1/2004 through 11/30/2004

(xi) Certificates Balance			24,465,169.88		23,350,482.28
(xii) Certificates Pool Factor			0.6857808		0.6545351
(xiii) Total Principal Balance of Notes and Certificates			788,459,103.26		750,927,534.16
(B) Portfolio Information
(i) Weighted Average Coupon (WAC)			5.05%		5.04%
(ii) Weighted Average Remaining Maturity (WAM)			34.15 months		33.22 months
(iii) Remaining Number of Receivables			72,863		71,393
(iv) Portfolio Receivable Balance			$788,459,103.26		$750,927,534.16
(C) Outstanding Advance Amount			$594,473.36		$547,175.73
(D) Outstanding Payahead Balance			$0.00		$0.00

SUMMARY OF ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT
(A) Beginning Reserve Account Balance					$11,890,611.84
(B) Draws					0.00
(i) Draw for Servicing Fee					0.00
(ii) Draw for Interest					0.00
(iii) Draw for Realized Losses					0.00
(C) Excess Interest Deposited into the Reserve Account					0.00
(D) Reserve Account Balance Prior to Release					11,890,611.84
(E) Reserve Account Required Amount					11,890,611.84
(F) Final Reserve Account Required Amount					11,890,611.84
(G) Excess Reserve Account Amount					0.00
(H) Ending Reserve Account Balance					11,890,611.84

XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
(A) Beginning Yield Supplement Account Balance					2,026.75
(B) Investment Earnings					3.09
(C) Investment Earnings Withdraw					3.09
(D) Additional Yield Supplement Amounts					0.00
(E) Yield Supplement Deposit Amount					114.69

(F) Ending Yield Supplement Account Balance					1,912.06

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
(A) Liquidated Contracts
(i) Liquidation Proceeds					$247,930.53
(ii) Recoveries on Previously Liquidated Contracts					141,742.17
(B) Aggregate Net Losses for Collection Period					413,141.45
(C) Net Loss Rate for Collection Period (annualized)					0.64%
(D) Cumulative Net Losses for all Periods					5,939,740.13

	# Units		Dollar Amount
(E) Delinquent Receivables
(i) 30-59 Days Delinquent	2,229	3.12%	$23,351,494.10	3.11%
(ii) 60-89 Days Delinquent	441	0.62%	$4,630,714.07	0.62%
(ii) 90 Days or More Delinquent	68	0.10%	$794,070.12	0.11%

	# Units		Dollar Amount
XVIII. REPOSSESSION ACTIVITY
(A) Vehicles Repossessed During Collection Period	38	0.05%	$446,407.00	0.06%
(B) Total Repossessed Vehicles in Inventory	65	0.09%	$796,120.52	0.11%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
(i) Second Preceding Collection Period					0.54%
(ii) Preceding Collection Period					0.42%
(iii) Current Collection Period					0.64%
(iv) Three Month Average (Avg(i,ii,iii))					0.53%
(B) Ratio of Balance of Contracts Delinquent 61 Days or More to the Outstanding Balance of Receivables.
(i) Second Preceding Collection Period					0.74%
(ii) Preceding Collection Period					0.77%
(iii) Current Collection Period					0.80%
(iv) Three Month Average (Avg(i,ii,iii))					0.77%
(C) Loss and Delinquency Trigger Indicator				Trigger was not hit.

I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.

By:	/s/ John I. Weisickle
John I. Weisickle,
Vice President